Exhibit 99.14

Consent of Independent Registered Public Accounting Firm

To the Shareholders and

Board of Trustees of

Aberdeen Funds:

We consent to the use of our reports dated December 28, 2009, with respect to the financial statements of the Aberdeen Small Cap Fund and Aberdeen International Equity Institutional Fund, two of the funds comprising Aberdeen Funds, (the “Funds”), as of October 31, 2009, incorporated herein by reference, and to the references to our firm under the headings “Auditors”, “Financial Statements” and “Financial Highlights” in the Proxy Statement/Prospectus in this Registration Statement.

/s/ KPMG LLP

Philadelphia, PA
April 16, 2010

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Trustees of

Pacific Capital Funds:

We consent to the incorporation by reference of our reports dated September 25, 2009 relating to the July 31, 2009 financial statements and financial highlights of the Pacific Capital Funds, included in this Registration Statement on Form N-14 under the Securities Act of 1933.  We also consent to the reference to our firm under the headings “Auditors” and “Financial Statements” in the Proxy Statement/Prospectus in this Registration Statement.

/s/ KPMG LLP

Columbus, Ohio
April 13, 2010